EXHIBIT 10.5

                            LIMITED LIABILITY COMPANY
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                    BUY-SELL AGREEMENT and CONTROL AGREEMENT
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     AGREEMENT made and entered into as of the 5th day of December, 2000 effective as of December 1, 2000, by and among: FIRST MERIDIAN CAPITAL, LLC, ("FMC") a Delaware Limited Liability Company having an office at 45 Broadway, 18th Floor, New York, NY 10006; STOCKTRADE NETWORK, INC., ("STN"), a Delaware Corporation having an office at 39 Broadway, Suite 720, New York, NY 10006; and LIEBER AND WEISSMAN SECURITIES, LLC., ("L&W"), a New York Limited Liability Company having an office at 45 Broadway, 18th Floor, New York, NY 10006

                                 R E C I T A L S




A.   WHEREAS, STN is the sole Class A Member of L&W and

B. WHEREAS, Simultaneously herewith, FMC is becoming a Class A Member of L&W, with an investment of $750,000 (consisting of $500,000 of capital and $250,000 of subordinated loans); and

C. WHEREAS, The parties wish to provide for the orderly management of L&W by the Class A members.

     NOW, THEREFORE, in consideration of the premises, ten dollars each to the other in hand paid, receipt of which is hereby acknowledged, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree and covenant as follows:



1) Investment By FMC. Simultaneously with the execution of this Agreement, FMC will make a contribution of $500,000 to the Capital of L&W and shall make a subordinated loan of $250,000 to L&W. Said subordinated loan shall be represented by a Promissory Note (in form attached and made a part hereof as Exhibit A).

2) Class A Membership. Simultaneously herewith FMC shall execute the L&W Operating Agreement (a copy of which is attached and made a part hereof as Exhibit B) and thereupon shall be deemed to have satisfied the pre-condition to membership set forth therein in ss.1.02(a). As the present sole Class A Member, STN hereby consents (within the meaning of ss.9.02 of the Operating Agreement) to the admission of FMC as a Class A member. Upon making the investments provided for in ss.1 above FMC shall be a Class A member of L&W without any other or further act on the part of any party.

3) Management of L&W. The parties hereto hereby agree that all voting and management rights delegated to or exercisable by the Class A Members shall be exercised by FMC in its sole discretion without any requirement for consultation with or notification of STN. In furtherance of this provision, STN hereby grants to FMC its Irrevocable Proxy (in form attached and made a part hereof as Exhibit C). Simultaneously herewith, STN will deliver the resignation of Anthony Fusco as a Manager of L&W.

4) Sharing of Class A Profits. So long as this Agreement continues in effect, STN and FMC agree, as the only Class A members, the Class A Members' share of profits and losses shall be divided between STN and FMC in the following manner:

     a)   Before any allocation of profits to FMC, STN shall receive:

          i) 13.8% of the first $150,000 monthly Net Override Profits ("hereinafter defined) - for a maximum of $20,700 per month

          ii) 9.2% of the next $50,000 monthly Net Override Profits - for a maximum of $4,600 per month

          iii) 4.5% of the next $550,000 monthly Net Override Profits - for a maximum of $24,750 per month


     b) All remaining Class A Profits, and any net loss allocable to Class A members, after giving effect to the allocation to STN provided for in ss.4(a) above, shall be allocated to FMC.

     c) "Net Override Profits" are defined as all revenues received by L&W from any Clearing Firm less any trader rebates (including amounts allocated to Class B members) after deducting a provision for New York City Unincorporated Business Tax and before allocation of other expenses, all of which other expenses are chargeable to FMC's share of Class A profits pursuant to 4(b) above..

     d) Class A Profits allocated to STN shall be distributed monthly, within 20 days after the end of the month of accrual.

5)       Withdrawal and Adjustment of STN Capital.
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     a)   Transfer of Capital. Upon execution of this Agreement, STN's net
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          equity in fixed assets will be transferred from its capital account to
          FMC's capital account. As per Exhibit L.

     b)   Withdrawal of Capital. Notwithstanding ss.'s 6.08 and 12.02(c) of the
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          Operating Agreement, after the date hereof STN will be permitted to withdraw its' cash assets from its Capital Account, an amount determined in accordance with Exhibit D. STN hereby waives all rights it may have under the Certificate of Formation, Operating Agreement, applicable law, or otherwise to withdrawal of capital except in accordance with this provision and except for the withdrawal of its share of profits in accordance with ss.4. This ss.5 shall not apply to STN's Class B Membership capital account(s), if any.

6) Restrictions on Transfer. Neither STN nor FMC will sell, assign, hypothecate, encumber or otherwise transfer all or any part of its Class A Membership Interest in L&W without the prior written consent of the other, except as hereinafter provided.

7) STN's option to Acquire FMC's Class A Membership Interest. STN shall have the option ("STN's Call") to purchase FMC's Class "A" Membership Interest in L&W, as follows:

     a) STN's right to exercise the STN Call shall accrue upon the happening of either of the following:

          i) If the amount of Net Override Profits allocated to STN falls below $10,000 per month for three months during the term hereof (whether or not consecutive), in which event the option shall be exercisable at any time up to 60 days after such event occurs. If STN fails to exercise its option within such 60- day period, no new option shall accrue until a new period of three such months shall occur after the accrual of the expired option.

          ii) If FMC's capital (including subordinated loans) in L&W falls below $250,000 and FMC does not cure this capital deficiency within 60 days, the option shall be exercisable at any time such capital deficiency continues. If STN fails to exercise its option and FMC cures the deficiency, a new option will accrue if as and when FMC's capital shall again fall below $250,000 and such deficiency continues uncured for a 60-day period.

     b) Exercise price and Terms. The Exercise Price shall be $1 (one) dollar provided however that FMC shall be permitted to withdraw the full balance of its capital account immediately upon exercise.

8)       FMC's options to Acquire STN's Class A membership A Interest.
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     a)   Call at Any Time. FMC shall have the option ("FMC's Call") to purchase
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          STN's Class "A" Membership Interest in L&W at any time it may choose.
          The Option Price shall be (i) $3,291,763; less (ii) an amount equal to 100% of Class A Profits allocable to STN from the date of this Agreement through the effective date of exercise of the Option. (iii) Such net amount shall be discounted (at the then prime rate as published in the Wall Street Journal) to present value as if such amount was a stream of equal monthly payments over a period of 120 months, reduced by the number of full months elapsed between the date hereof and the date of the Notice of excercise. The Option Price shall be payable in full upon the effective date of exercise, except that if FMC shall exercise its Option in contemplation of a sale or merger of FMC or a sale of substantially all of its assets, or of its Class A Membership Interest in L&W, then the Option Price shall be payable, pro rata, in the same form and with the valuation as the consideration received by FMC, whether cash, debt, equity, or other consideration, or some combination thereof and any non-cash portion shall not be subject to the discount set forth in clause (iii) hereof.

     b) Call after Ten Years. FMC shall have the option (FMC's $100 Call") to purchase STN's Class "A" Membership Interest in L&W, at any time after ten years from the date of this Agreement for an Option Price of $100. The Option Price shall be payable in full simultaneously with the Notice of exercise of the option (in the manner provided in ss.9), which may specify as the effective date any date on or after the tenth anniversary of the date of this Agreement.

9) Exercise of Options. The Options hereinbefore provided shall be exercisable by Notice (given in the manner hereinafter provided) to the other party, which Notice shall specify a Closing date, which shall be not more than 30 days after the date of the Notice, except that in connection with the exercise of FMC's Call Option given in contemplation of a sale or merger referred to in the Notice, the Closing date may be specified in the Notice as "not later than the closing date of the said sale or merger".

10) Trading Account for STN. So long as STN is a Class A Member of L&W, STN, and/or either of its officers, ANTHONY FUSCO and DAVID SERURE, shall be permitted to maintain trading accounts with L&W, as Class A or Class B members, as the case may be. They shall be permitted to continue to maintain such account(s) so long as they conduct trading and other activities in conformity with the rules and standards generally applied to the activities of other Class B Members. In such event, the transaction rates will be set at 20% above L&W's cost rates. STN and FMC further agree that for purposes of computing STN's share of Class A Profits pursuant to ss.4(a) no part of revenue from such accounts or transactions shall be included in Net Override Profits allocable to the STN Class "A" membership.

11) Conversion of STN Membership Interests. At any time this Agreement is in effect, FMC may, in its sole and exclusive discretion, and for any reason, or no reason, cause L&W to create a new class of membership having the same right to share profits as herein above provided in ss.4, for the benefit of STN, in which event STN shall exchange its Class A Membership interest for Membership interests in the new class, provided (i) all rights applicable to STN's Class A membership interests under this Agreement shall inure to its benefit as a Member holding interests in the new class; and (ii) STN shall be the sole Member in the new class.

12)      Representations of FMC.  FMC warrants and represents to STN that:
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     a)   Organization. FMC was duly organized and presently exists in good standing under the laws of its state of formation.

     b) Agreement Binding on FMC. This Agreement constitutes a valid and legally binding obligation of FMC and is enforceable against it in accordance with its terms. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of its properties or assets.

     c) No Reliance on STN. FMC and its members have had full and free access to L&W independent of STN to the full extent deemed necessary by them, and they have made such independent examination as they deemed necessary of the business, records, information, and physical assets of L&W. They have not relied on any representations of STN or its officers, directors, attorneys, or accountants except such representation as are expressly set forth in this agreement.

13)      Representations of STN.   STN warrants and represents to FMC that:
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     a)   Organization. STN and L&W were duly organized and presently exist in
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          good standing under the laws of their respective states of formation.

     b)   Agreement Binding on L&W and STN. Both STN and L&W have full power to
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          enter into this Agreement and to carry out its obligations hereunder.
          This Agreement constitutes a valid and legally binding obligation of STN and of L&W and is enforceable against each of them in accordance with its terms. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of either of them.

     c)   L&W Documentation. Exhibit E constitutes a true copy of the
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          Certificate of Formation of L&W, including all amendments, if any, and is presently in full force and effect. Exhibit F constitutes a true copy of the Operating Agreement of L&W, including all amendments, if any. The Operating Agreement is presently in effect, and, to the best of STN's knowledge and belief, no party is presently in default thereunder.

     d)   Compliance With Laws. During the period STN was sole Class A Member,
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          L&W was not in violation of any applicable foreign, federal, state or local law, statute, ordinance, rule, regulation or court or administrative order or process.

     e)   Licenses. During the period STN was sole Class A Member, L&W
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          maintained in good standing all licenses and exchange memberships and complied with all requirements of governmental and self-regulation agencies having jurisdiction.

     f)   Taxes and Regulatory Reports. During the period STN was sole Class A
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          Member, L&W, filed all federal, state, local and foreign tax returns, reports, statements and other similar filings, and all reports to regulatory agencies, required to be filed by the L&W were filed timely with the appropriate governmental or regulatory and/or taxing agencies in all jurisdictions in which any such tax returns and/or reports were required to be filed. All federal, state, local or foreign taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions (the "Taxes") have been paid. There are no present or potential, disputes as to Taxes payable or regulatory agency impositions known to STN.

     g)   Contracts. There are no executory leases, contracts and agreements to
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          which L&W is a party except as disclosed in Exhibit F.

     h)   Financial Data. To the best of STN's knowledge and belief, the
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          December 31, 1999 Financial Statements of L&W and the FOCUS report for
          September, 2000, appended to the Agreement as Exhibit G, are true, correct and complete

     i)   No Liens. L&W owns and has good and marketable title to all of the
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          assets and properties reflected in the documents comprising Exhibit G, free and clear (except as disclosed in Exhibit G) of all debts, obligations, leases, conditional sales contracts, licenses, security interests, liens, mortgages, pledges, and encumbrances of any nature whatsoever and of charges or title retention or any other security arrangement.

     j)   Liabilities. L&W had no liabilities or obligations of any kind, nature
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          or description which were not fully disclosed, reflected or reserved against in the documents comprising Exhibit G on the respective dates of those documents . Since the date of the documents included in Exhibit G, the L&W has operated in the normal course of business in the same manner as in prior periods, and has not incurred any debts or other liabilities except in the ordinary course of business.

     k)   No Claims. There are no contingent liabilities of L&W nor actions,
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          suits or proceedings pending or threatened against or affecting L&W or any of its properties or activities, at law or in equity, or before or by any federal, state, municipal or other governmental department, domestic or foreign. STN has no knowledge of any state of facts or contemplated event which may be reasonably be expected to give rise to any such claim, action, suit, proceeding or investigation

     l)   Compliance With Laws. To the STN's knowledge and belief, the conduct
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          and the carrying on by L&W of its businesses and affairs have not been and are not now in violation of any applicable foreign, federal, state, local or regulatory agency law, statute, ordinance, rule, regulation or court or administrative order or process.

     m)   Copyrights, Trademarks, Trade Names. L&W has used the trade name
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          "LIEBER AND WEISSMAN SECURITIES" (the "Trade Name") since inception.
          STN has no knowledge of any claims of third parties to the Trade Name nor of any potential claims. STN and L&W have not registered, trademarked nor otherwise sought protection of the Trade Name and does not own or hold any patents, trademarks, or copyrights.

     n)   No Subsidiaries. Other than investment securities held in its trading
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          accounts, L&W owns no capital stock or any other proprietary interest directly or indirectly in any other corporation, association, trust, partnership, limited liability company, joint venture or other entity, and has no agreement to acquire any such capital stock or proprietary interests.

     o)   Authorizations. The execution and delivery of this Agreement by STN
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          and by L&W and the performance by STN its covenants and agreements hereunder have been duly authorized by all necessary corporate action. Performance of this Agreement will not violate any provisions of the Certificate of Incorporation, Certificate of Formation, Operating Agreement, Bylaws or any statute, ordinance, regulation, order, judgement, etc. binding on STN or L&W.

     p)   No material Change. To the best of STN's knowledge and belief, there
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          has not been any material adverse change or prospective change, in L&W or its business during the term of STN's ownership of 100% of the Class A Membership Interests. There has not been any other event or condition of any character known to STN not disclosed in this Agreement (including attached Exhibits) pertaining to and materially adversely affecting L&W's business except the change in computation of net capital requirements as disclosed in Exhibit H..

     q)   Insurance. As of the date of this Agreement, L&W maintains property
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          and casualty insurance at reasonable policy limits against risks customarily insured against by similar business entities. STN has no reason to believe that any such insurance policy will not be renewed by the Insurance Company upon expiration upon substantially the same terms, subject to premium increases, none of which are presently known.

     r)   Bank Accounts. All bank accounts maintained in the name of the L&W and
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          a list of the persons having the power to sign on behalf of the
          Corporation with respect to such accounts are set forth in Exhibit I.

     s)   Powers of Attorney. L&W does not have outstanding any Powers of
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          Attorney authorizing any persons, firm or corporation to act for it for any purpose whatsoever except the power issued to L&W's payroll service which authorized that company to sign checks for payroll and payroll taxes..

     t)   Employment Contracts. L&W is not a party to any collective bargaining
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          agreement covering or relating to any of its employees, and it has not recognized and has not received a demand for recognition any collective bargaining representative; nor is it a party to any contract with any of its employees, agents, consultants, officers, salesmen, sales representatives, distributors, or dealers, that is not cancel-able by L&W without penalty or premium on not more than (30) days' notice except as disclosed in Exhibit J. Copies of all such contracts are attached in Exhibit J.

     u)   Proceedings. There are no actions, suits proceedings or investigations
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          pending or threatened against or affecting L&W, its licenses and/or exchange membership(s) before or by any federal, state, municipal or other governmental department, domestic or foreign or regulatory agency. STN has no knowledge of any state of facts or contemplated event which may be reasonably be expected to give rise to any such action, suit, proceeding or investigation, except an inquiry by the New York State Attorney General's office described in Exhibit K.

14)      Indemnification of L&W for Claims .
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     a)   STN shall indemnify and hold L&W and FMC harmless from and against any claim, loss or damage arising out of or resulting from any breach of the representations set forth in ss.13.00 of this Agreement. including without limitation, the following:

          i) Misrepresentation. Any and all damage, loss, expense, claim or deficiency, resulting from any misrepresentation, breach of warranty, or non-fulfillment of any obligation on the part of STN contained herein or in an Exhibit to this Agreement or from any misrepresentation in or omission from any certificate, schedule or other instrument furnished to FMC hereunder.

          ii) Actions. All demands, assessments, judgements, costs and legal and other expenses, including without limitation, reasonable attorney's fees, arising from, or in connection with, any action, suit, proceeding, settlement, or claim incident to any of the forgoing

          iii) Tax Liabilities. Any federal, state, city and foreign income, profits, franchise, personal property, sales, occupation, property, excise, or other taxes due in connection with the business or the property of L&W for any period prior to the date hereof which have not been fully paid and/or any fine, surcharge, penalty or other charge imposed by any regulatory agency having jurisdiction relating to any period prior to the date hereof or imposed as a result of actions or conduct of or on behalf of L&W which occurred prior to the date hereof.

     b)   FMC's Obligations. FMC agrees to give to STN prompt written notice of
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          each such claim made by a person not a party to this Agreement with respect to any matter to which the foregoing immediately relates, and FMC agrees to cooperate with STN in defense of any such claim provided any expenses incurred in so doing are borne by STN. Ten (10) days shall be deemed reasonable notice except in situations where FMC can reasonably determine from the nature of the claim asserted that more prompt Notice to STN is necessary. Failure to give timely notice shall not constitute a defense, in whole or in part, to any claim by FMC, except and only to the extent that such failure by FMC shall result in prejudice, damage or loss to STN. FMC shall cooperate with and assist STN, to the maximum extent reasonably possible. Any payment resulting from such defense or settlement, together with the total expense thereof, shall be borne solely by STN. Notwithstanding the above, this shall not include standard routine examinations by the SEC or the PHLX, which are undertaken by such organizations in the ordinary course of business.

     c)   Defense of Claims. STN may at its option defend any such claim
          -----------------
          asserted against L&W, at its own expense with legal counsel of STN's choice. If STN fails to so defend a claim after notice, FMC may cause L&W to defend such claim and charge STN for the reasonable costs of such defense, which costs shall be deemed part of the claim.

     d)   Settlement by L&W. Notwithstanding the forgoing provisions, if any
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          claim be made by a person not a party to this Agreement with respect to any matter to which the foregoing indemnity relates, and STN has not proceeded to defend such claim, FMC, on not less than ten days' notice to STN, may reasonably defend, settle and/or compromise any such claim, and any such settlement, including reasonable legal fees, shall be binding on the STN and shall be chargeable to STN..

     e)   Reimbursement of L&W. In the event STN fails to settle or successfully
          --------------------
          defend a claim, L&W shall be reimbursed by STN, on demand, for any payment made by L&W for loss, damage, cost or expense suffered by it with respect to any liability or claim to which the foregoing indemnity relates, including reasonable legal fees, provided however L&W shall not make any voluntary payment without STN's consent so long as STN is defending such claim.

     f)   Withholding and Offset. Upon receipt of any claim, FMC, may, at it
          ----------------------
          option, withhold amounts otherwise payable to STN (including, without limitation, profits distributable underss.4) up to the amount reasonably necessary to cover such claim and the cost of defense of such claim. In the event STN fails to defend the claim and/or reimburse L&W in accordance with its obligations under thisss.14, FMC shall be permitted to offset any such amounts against profit shares next accruing underss.4, and/or in FMC's discretion, against STN's capital account(s) except for the capital accounts of Anthony Fusco and David Serure. Upon disposition of the claim, FMC shall remit to STN the amounts withheld not used to reimburse FMC or satisfy the claim and the costs thereof.

15)  Indemnification of STN by FMC. FMC, shall indemnify and hold STN harmless
     -----------------------------
     from and against any claim, loss or damage arising out of or resulting from their respective actions or omissions in the course of their exercise of the management rights and obligations of Class A shareholders, except that this provision shall not apply to losses incurred in the course of business operations.

16)      Restrictive Covenant.
         --------------------

     a)   Restrictions on STN. STN will not, at any time during the three year
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          period commencing on the date hereof, re-establish, re-open, become engaged in, employed or in any manner whatsoever become interested, directly or indirectly, either as employee, as owner, as partner, as agent, or as stockholder, director or officer of a corporation, member of a limited liability company, or otherwise, in any business, trade or occupation similar to or competing with L&W.

     b)   Restrictions on STN's Officers. STN's officers, Anthony Fusco and
          ------------------------------
          David Serure, agree that neither of them will, at any time during the two year period commencing on the date hereof, re-establish, re-open, become engaged in, employed or in any manner whatsoever become interested, directly or indirectly, either as employee, as owner, as partner, as agent, or as stockholder, director or officer of a corporation, member of a limited liability company, or otherwise, in any business, trade or occupation engaged in the business of facilitating Day Traders, located within (A) four blocks of L&W's New York Office (B) within the Boro Park area of Brooklyn; or (C) within twenty-five miles of L&W's Pennsylvania office, except that this geographical restriction shall not preclude such competition anywhere within the city limits of Philadelphia. Notwithstanding the above, the foregoing restrictions shall not be deemed to prevent STN officers from engaging in the business of facilitating Options Day-traders (defined for the purposes hereunder as a business in which not less than 75% of gross revenues are derived from options trading - as distinguished from trading in stocks or other securities) subject to the geographical limitations set forth herein above, except that such business may be operated at either 2 Rector Street or 39 Broadway, both in New York City. In addition, STN's officers, Anthony Fusco and David Serure can also trade for their own account or engage in proprietary trading for their own account at any firm.

     c)   No Solicitation. STN's officers, Anthony Fusco and David Serure, agree
          ---------------
          than none of them will, at any time that STN is a Class A member of L&W and for a 2 year period thereafter: (i) solicit, or enter into, a business relationship with any trader who is then doing business with L&W or who had been doing business with L&W at any time during the one year period immediately preceding such solicitation (excluding Joseph Dedona); or (ii) solicit, recruit or hire, directly or indirectly, any employee or independent contractor of L&W or who was an employee or independent contractor during the one year period immediately preceding such solicitation, recruitment or hiring.

     d)   Confidentiality. STN and its officers, Anthony Fusco and David Serure,
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          acknowledge that they acquired "Confidential Information" (as hereinafter defined) concerning the operations of L&W, the use or disclosure of which could cause the Company substantial loss and damages which could not be readily calculated, and for which no remedy at law would be adequate. Accordingly, STN and its officers, Anthony Fusco and David Serure hereby covenant and agree that none of them will at any time, directly or indirectly, disclose any secret or Confidential Information that any of them has learned or may learn by reason of its or his association with L&W. For purposed of this Agreement, "Confidential Information" is defined as information not previously disclosed to the public or to the trade by L&W's management with respect to its business plans, prospects and opportunities, the identity of any suppliers, proprietary information regarding customers, operational strengths and weaknesses, trade secrets, know-how and other intellectual property, systems, procedures, manuals, confidential reports, pricing, marketing plans or strategies, and financial information. e) Remedies. STN and its officers acknowledge that in the event of any breach, or threat of breach, by any of them of the provisions of ss.16, damages at law will be difficult to assess and will not constitute an adequate remedy to FMC. The parties therefore agree that in addition to such other and further remedies as FMC may have in the event of any such breach, FMC and L&W shall also be entitled to temporary and permanent injunctive relief.

     e)   Remedies. STN and its officers acknowledge that in the event of any
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          breach, or threat of breach, by any of them of the provisions of
          Section 16, damages at law will be difficult to assess and will not constitute an adequate remedy to FMC. The parties therefore agree that in adition to such other and further remedies as FMC may have in the event of any breach, FMC and L&W shall also be entitled to temporary and permanent injunctive relief.

     f)   Invalidity. In the event that any provisions of this ss.16 shall be
          ----------
          held invalid or unenforceable by reason the geographic or business scope, or the duration of such provision, then such invalidity or un-enforceability shall attach only to such provision, and shall not effect or render invalid or un-enforceable any other provisions of this Agreement, and this Agreement shall be construed as if the geographic or business scope for the duration of such provisions have been more narrowly drawn so as not to be invalid or unenforceable.

17)  Additional Documents and Cooperation. STN hereby agrees to make, execute
     ------------------------------------
     and deliver such other or further consents, acknowledgments, certificates, documents, instruments or other documents ("Additional Documents"), and to cooperate in such manner, as FMC may request from time to time, in order to effectuate the intent of this Agreement, including without limitation, such Documents and cooperation as may be necessary or appropriate (i) to enforce FMC's rights to exercise solely and without consultation with STN, the management, voting and control rights with respect to L&W which are vested in the Class A members; and (ii) to create a new class of membership and to convert STN's Class A membership interest to Membership in the new class, in accordance with ss.11 above.

18)      Notices.
         -------

     a)   Addresses and Means of Delivery. All Notices required or permitted
          -------------------------------
          hereunder shall be sent to the other parties at the addresses herein above provided, or at such other address as any party may designate by a notice in accordance with the terms of this provision, by (i) registered or certified mail, return receipt requested, postage prepaid; or (ii) by personal delivery, telefax, messenger, private express carrier, or other personal, electronic or mechanical means whereby a receipt or other record of delivery is obtained.

     b)   Effective Date of Notice. Notices in accordance with this provision
          ------------------------
          shall be deemed given (i) if mailed by registered or certified mail, as of the date of mailing; or (ii) if transmitted by any other means, as of the date of receipt.

19)  Choice of Law. It is the intention of the parties hereto that this
     -------------
     Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of New York and that in any action, special proceedings or other proceedings that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of New York shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted. Venue for any action or proceeding arising out of or pursuant to this Agreement, or the subject matter hereof, shall be in the Courts of the State of New York, or of the Untied States, in each case, sitting in the City of New York.

20)  Entire Agreement. This Agreement sets forth the entire Agreement and
     ----------------
     understanding among the parties hereto concerning the subject matter hereof and cancels and supersedes all prior discussions, agreements and understandings among them; and there are no representations or warranties except as contained herein.

21)  Waiver. Waiver by any party of any breach of this Agreement or the failure
     ------
     of any party to exercise any right hereunder, shall not be deemed to be a waiver of any breach or right. The failure of any party to take action by reason of any such breach or to exercise any such right, shall not deprive such party of the right to take action at any time while such breach, or conditions giving rise to such right, continues.

22)  Benefit of Parties. This Agreement shall be binding upon the parties
     ------------------
     hereto, and their respective heirs, legal representatives, successors and assigns. This Agreement may not be assigned by any party hereto. The Estate of a deceased Owner shall be bound under this Agreement as if a party hereto.

23)  Counterparts. This Agreement may be executed in any number of counterparts,
     ------------
     all of which, taken together, shall constitute one and the same instrument.

24)  Headings. The paragraph headings of this Agreement are intended only for
     --------
     convenience in locating the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement or any of its provisions

25)  Modification of Contract. No waiver or modification of this Agreement or
     ------------------------
     any covenant, condition or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith, and shall not be offered in evidence in any proceeding, arbitration, or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid, and the parties further agree that the provisions of this Section may not be waived except in writing as herein set forth.

26)  Recitals.  The recitals contained herein shall be read as and
     --------
     deemed to be an integral part of this Agreement.

27)  Severability. All agreements and covenants contained herein are severable,
     ------------
     and in the event any of them shall be held to be invalid by any competent court, this contract shall be interpreted as if such invalid agreements or covenants were not contained herein.

28)  Arbitration. Any dispute or controversy arising out of or under this
     -----------
     Agreement or the subject matter hereof shall be resolved by Arbitration, in New York City, under the rules of the American Arbitration Association. Notwithstanding the forgoing, any party may apply to a Court having jurisdiction for temporary relief pending Arbitration in any situation where the unavailability of such temporary relief would be prejudicial to such party's interests.

IN WITNESS WHEREOF, the Parties hereto have hereunto set their hands and seals on the day and year first above written

STOCKTRADE NETWORK, INC                         First Meridian Capital, LLC

By: /s/ Anthony Fusco                           By: /s/ Michael Lieber
----------------------------------              --------------------------------
      Anthony Fusco, President                  Michael Lieber, Managing Member

Consent of officers of STN to be bound by the provisions of ss.16:

/s/ Anthoyn Fusco                               /s/ DAvid Serure
------------------------                        --------------------------------
Anthony Fusco                                                 David Serure

                                LIST OF EXHIBITS


Exhibit

         A.  Form of Subordinated Note

         B. Amended and Restated Operating Agreement of Lieber & Weissman Securities, LLC, dated November 11, 1998

         C.  Irrevocable Proxy by STN to FMC

         D.  Amount of Capital to be Withdrawn by STN

         E.  Certificate of Formation

         F.  Contracts

         G.  12/31/99 Financial Statements and  October, 2000 FOCUS Report

         H.  Philadelphia Exchange Change in Net Capital Computation

         I.  Bank Accounts

         J.  Employment Contracts

         K.  New York Attorney General Inquiry

         L. Fixed Assets transferred from from the STN Capital Account to the FMC Capital Account